Exhibit 10.4

FORBEARANCE AGREEMENT

This Forbearance Agreement is entered into as of May 6, 2004 (the "Amendment"), by and between PACIFIC BUSINESS FUNDING, a division of Greater Bay Bank, N.A. ("Purchaser") and HOME DIRECTOR, INC. ("Seller").

RECITALS

A.   Seller and Purchaser are parties to that certain Factoring Agreement dated as of March 23, 2004, as amended (the "Agreement").

B.   An Event of Default has occurred under the Agreement by virtue of Seller's failure to comply with Section 5(V)(iv) set forth in #6 of Schedule 1 to the Agreement (the "Existing Default"). The Existing Default entitles Purchaser immediately to enforce all the remedies set forth in the Agreement. Seller has asked Purchaser to forbear from exercising those remedies as a result of the Existing Default, and Purchaser has agreed, provided Seller enters into this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.   Seller acknowledges that there is an existing and uncured Event of Default under the Agreement. Seller further acknowledges and agrees that, except as set forth below, Purchaser is not in any way agreeing to waive such Event of Default as a result of this Forbearance or the performance by the parties of their respective obligations under the Agreement. Subject to the conditions contained herein and performance by Seller of all of the terms of this Forbearance and the Agreement after the date hereof Purchaser shall, until July 1, 2004, forbear from exercising any remedies that it may have against Seller as a result of the occurrence of the Existing Default. Such forbearance does not apply to any other Event of Default or any other failure by Seller to perform in accordance with the Agreement or this Forbearance. This forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a similar nature that may occur after the date of this Forbearance. If, on or before July 1, 2004, Seller receives new cash proceeds from the sale and issuance of its equity securities of at least Two Million Dollars ($2,0000,000), then, as of such date, the Existing Default shall be automatically waived. Such waiver shall not apply to any other failure by Seller to perform its Obligations under the Agreement, and Purchaser does not waive any other obligations Seller may have under the Agreement. The waiver shall not be a continuing waiver with respect to any failure to perform any Obligation after July 1, 2004.

2.   Unless otherwise defined, all initially capitalized terms in this Forbearance shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Forbearance shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Purchaser under the Agreement, as in effect prior to the date hereof. Seller ratifies and reaffirms the continuing effectiveness of the Agreement and all instruments, documents and agreements entered into in connection with the Agreement.

3.   Seller represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Forbearance, and that no Event of Default has occurred and is continuing.

4.   This Forbearance may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5.   As a condition to the effectiveness of this Forbearance, Purchaser shall have received, in form and substance satisfactory to Purchaser, the following:

(a)   this Forbearance, duly executed by Seller;

(b)   an amount equal to all fees and expenses owing by Seller to Purchaser; and

(c)   such other documents, and completion of such other matters, as Purchaser may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Forbearance as of the first date above written.

HOME DIRECTOR, INC.
By: ____________________________
Title: __________________________
PACIFIC BUSINESS FUNDING, a division of Greater Bay Bank, N.A.
By: ____________________________
Title: __________________________